Digirad Corporation Reports 2010 Financial Results

ergo(TM) Portable Camera Sales Grow; Service Environment Improves; Cash, Investments Exceed $30.2 Million

POWAY, CA -- (Marketwire - March 09, 2011) - Digirad Corporation (NASDAQ: DRAD) today reported fourth quarter revenue of $14.7 million, 2010 full-year revenue of $56.2 million and an ending cash and available-for-sale securities balance of $30.2 million at December 31, 2010.

Digirad CEO Todd Clyde stated, "We managed through a difficult 2010 and closed the year with more than $30 million in cash. I am pleased to report that the momentum we built in the second half of 2010 continued through year-end and now into 2011. Many of the headwinds we encountered in 2010, such as the year-long isotope shortage and significant physician reimbursement reductions, are now behind us. In fact, our physician customers are actually experiencing a modest increase in reimbursement rates for nuclear cardiac imaging, which should help drive new business and increase revenues and utilization rates. Also, interest in our new ergo™ general purpose portable imaging system has been positive -- we booked five units in the fourth quarter -- evidencing the enthusiasm in the marketplace for this innovative new portable camera, which is part of an important new trend of bringing medical equipment directly to the patient at the point of care in the hospital.

"In short, after managing through several quarters of economic downturn, Digirad is focused on growing again," Clyde continued. "We see 2011 as more stable with less uncertainty as both sides of our business show signs of growing revenues. Our overall outlook today is better than it has been in many quarters. We believe we can generate product margin expansion and top-line revenue improvement in 2011, particularly in the second half of the year."

2010 Full-Year Financial Highlights

--  Total revenue in 2010 was $56.2 million, compared to $69.6 million in
    2009. Digirad Imaging Solutions (DIS) revenue was $39.5 million, compared to $52.3 million for 2009, and Product revenue was $16.6 million compared to $17.3 million for 2009.
--  Gross profit was $12.0 million, or 21.4 percent of revenue, compared to $20.2 million, or 29.1 percent of revenue, for 2009.
--  Net loss was $6.2 million, or $0.33 loss per share, compared to net income of $0.6 million, or $0.03 per share, for 2009.
--  DIS asset utilization was 61 percent on 133 systems (nuclear and ultrasound), compared to 64 percent on 148 systems (nuclear and ultrasound) in 2009.

Fourth Quarter 2010 Summary

--  Total revenue for the fourth quarter of 2010 was $14.7 million, compared to $16.4 million in the prior year and $13.3 million in the prior quarter. DIS-only revenue for the fourth quarter of 2010 was
    $9.4 million, compared to $12.0 million for the prior year and
    $9.6 million in the prior quarter, and Product revenue for the fourth quarter of 2010 was $5.2 million, compared to $4.4 million for the prior year and $3.7 million in the prior quarter.
--  Gross profit for the fourth quarter of 2010 was $3.6 million, or 24.6 percent of revenue, compared to $4.7 million, or 28.8 percent of revenue, in the prior year and $3.1 million, or 23.4 percent of revenue, in the prior quarter.
--  Net loss for the fourth quarter of 2010 was $0.6 million, or $0.03 loss per share, compared to net income of $0.2 million, or $0.01 per share, in the prior year and a net loss of $1.3 million, or $0.07 loss per share, in the prior quarter.
--  Cash and cash equivalents and available-for-sale securities totaled
    $30.2 million, or $1.63 per share as of December 31, 2010, after the purchase of approximately $1.0 million invested in the Company's stock since inception of the stock buyback program. Cash and cash equivalents and available-for-sale securities totaled $28.6 million, or $1.54 per share as of September 30, 2010.
--  During the fourth quarter of 2010, DIS asset utilization was 58 percent on 132 systems (nuclear and ultrasound), compared to 66 percent on 137 systems (nuclear and ultrasound) in the prior year and
    62 percent on 131 systems (nuclear and ultrasound) in the prior quarter.

Richard Slansky, CFO, added, "We generated positive cash from operations of $1.9 million in the fourth quarter and closed out 2010 with a total cash and investments position of $30.2 million. We continue to maintain tight fiscal and operational controls. Total operating expenses are down to $18.6 million in 2010, compared to $20.2 million in 2009 and $27.7 million in 2008."

"Looking forward into 2011," Clyde concluded, "we expect to do the following: 1) generate free cash flow for the full year 2011; 2) increase ergo sales, further driving imaging to the point of care; 3) expand margins in both our Product and DIS businesses; and, 4) achieve consolidated top-line revenue growth in the second half of the year."

Conference Call Information

A conference call is scheduled for 11:00 a.m. EST today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-8416 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in 2011. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                      Digirad Corporation
             Consolidated Statements of Operations
        (Unaudited and in thousands, except per share data)

                                    Three Months Ended      Year Ended
                                       December 31,        December 31,
                                    ------------------  ------------------

                                      2010      2009      2010      2009
                                    --------  --------  --------  ---------
Revenues:
  DIS                               $  9,421  $ 11,999  $ 39,542  $  52,318
  Product                              5,236     4,400    16,641     17,278
                                    --------  --------  --------  ---------
    Total revenues                    14,657    16,399    56,183     69,596
Cost of revenues:
  DIS                                  7,649     9,191    32,561     38,476
  Product                              3,400     2,493    11,618     10,895
                                    --------  --------  --------  ---------
    Total cost of revenues            11,049    11,684    44,179     49,371
                                    --------  --------  --------  ---------

Gross profit                           3,608     4,715    12,004     20,225
Operating expenses:
  Research and development               597       870     2,875      3,360
  Marketing and sales                  1,353     1,555     5,922      6,977
  General and administrative           2,190     2,138     9,007      8,921
  Amortization of intangible assets      102       142       435        590
  Restructuring loss                      --       (19)      355        319
                                    --------  --------  --------  ---------
    Total operating expenses           4,242     4,686    18,594     20,167
                                    --------  --------  --------  ---------
Income (loss) from operations           (634)       29    (6,590)        58
Other income (expense):
  Interest income (expense)               89        98       378        499
  Other income (expense)                 (14)       67        (2)        51
                                    --------  --------  --------  ---------
    Total other income                    75       165       376        550
                                    --------  --------  --------  ---------
Net income (loss)                   $   (559) $    194  ($ 6,214) $     608
                                    ========  ========  ========  =========

Net income (loss) per common
 share-diluted                      ($  0.03) $   0.01  ($  0.33) $    0.03
                                    ========  ========  ========  =========
Weighted average shares
 outstanding - basic                  18,876    18,652    18,774     18,836
                                    ========  ========  ========  =========
Weighted average shares
 outstanding - diluted                18,876    19,413    18,774     19,320
                                    ========  ========  ========  =========

Stock-based compensation expense
 is included in the above as
 follows:

  Cost of DIS revenue               $      4  $      7  $     26  $      27
  Cost of Product revenue                 20        13        60         56
  Research and development                21        10        61         37
  Marketing and sales                     36        24       113         93
  General and administrative             105        91       614        393
                                    --------  --------  --------  ---------
Total stock-based compensation
 expense                            $    186  $    145  $    874  $     606
                                    --------  --------  --------  ---------

                      Digirad Corporation
                  Consolidated Balance Sheets
               (In thousands, except share amounts)

                                                December 31,  December 31,
                                                    2010          2009
                                                ------------  ------------

Assets
Current assets:
  Cash and cash equivalents                     $     20,459  $     13,560
  Securities available-for-sale                        9,788        18,250
  Accounts receivable, net                             7,527         7,553
  Inventories, net                                     5,432         6,402
  Other current assets                                 1,038         1,234
                                                ------------  ------------

Total current assets                                  44,244        46,999
Property and equipment, net                            7,185        10,263
Intangible assets, net                                   808         1,243
Goodwill                                                 184           184
                                                ------------  ------------

  Total assets                                  $     52,421  $     58,689
                                                ============  ============

Liabilities and stockholders' equity
Accounts payable                                $      1,871  $      1,797
Accrued compensation                                   1,600         2,344
Accrued warranty                                         378           332
Deferred revenue                                       2,379         2,594
Other accrued liabilities                              2,096         2,106
                                                ------------  ------------

  Total current liabilities                            8,324         9,173
Deferred rent                                            138           127
                                                ------------  ------------

  Total liabilities                                    8,462         9,300
                                                ------------  ------------

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                              --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 18,597,311 and 18,476,293
 shares issued and outstanding (net of
 treasury shares) at December 31, 2010 and
 2009, respectively                                        2             2
Treasury stock, at cost; 573,218 shares and
 547,418 shares at December 31, 2010 and 2009,
 respectively                                         (1,039)         (991)
Additional paid-in capital                           154,785       153,867
Accumulated other comprehensive income                    63           149
Accumulated deficit                                 (109,852)     (103,638)
                                                ------------  ------------

  Total stockholders' equity                          43,959        49,389
                                                ------------  ------------

  Total liabilities and stockholders' equity    $     52,421  $     58,689
                                                ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky
CFO
858-726-1600
ir@digirad.com